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                                 EXHIBIT 10.22

   FORM OF CHANGE IN CONTROL AGREEMENT FOR CEO AND EXECUTIVE VICE PRESIDENTS

                          CHANGE IN CONTROL AGREEMENT


     This Change In Control Agreement (the "Agreement") is made and entered into as of March 3, 1998 (the "Effective Date"), by and between Ascend
Communications, Inc., a Delaware corporation (the "Company") and
_______________________________ ("Executive").


                                    RECITALS
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     The Company recognizes that the possibility of a change of control or other event which may change the nature and structure of the Company and that uncertainty regarding the consequences of such events may adversely affect the Company's ability to retain its key employees. The Company also recognizes that Executive possesses an intimate and essential knowledge of the Company upon which the Company may need to draw for objective advice and continued services in connection with any acquisition of the Company or other change of control that is potentially advantageous to the Company's stockholders. The Company believes that the existence of this Agreement will serve as an incentive to Executive to remain in the employ of the Company and will enhance its ability to call on and rely upon Executive in connection with a change of control.

     The Company and Executive desire to enter into this Agreement in order to provide additional compensation and benefits to Executive and to encourage Executive to continue to devote his full attention and dedication to the Company and to continue his employment with the Company.


     1.     Definitions. As used in this Agreement, unless the context requires
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a different meaning, the following terms shall have the meanings set forth herein:

            1.1.  "Cause" means:
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                  1.1.1.  Theft, a material act of dishonesty, fraud, the
intentional falsification of any employment or Company records or the commission of any criminal act which impairs Executive's ability to perform his/her duties under this Agreement;

                  1.1.2. Improper disclosure of the Company's confidential, business or proprietary information by Executive;

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                  1.1.3.  Executive's conviction (including any plea of guilty or nolo contendere) for a felony causing material harm to the reputation and standing of the Company, as determined by the Company in good faith.


             1.2. "Change of Control" means:
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                  1.2.1.  Any "person" (as such term is used in Sections 13(d)
and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 55% or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's then-outstanding securities;

                  1.2.2. The Company is party to a merger, consolidation, sales of assets or other reorganization where the acquirer obtains 55% or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's then outstanding securities; as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter.

            1.3.  "Constructive Termination" means the occurrence of any of the
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following conditions, without Executive's written consent:


                  1.3.1. A material decrease in Executive's base salary and/or a material decrease in Executive's annual incentive bonus amount (other than for Company performance) and/or a material decrease in Executive's employee benefits; or

                  1.3.2. A material, adverse change in the responsibilities or duties assigned to Executive, as measured against Executive's responsibilities or duties immediately prior to such change, that causes Executive to be of materially reduced stature or responsibility; or

                  1.3.3. A material, adverse change in Executive's reporting responsibilities or duties, as measured against Executive's reporting responsibilities or duties immediately prior to such change, that severely curtails Executive's ability to perform the services required of Executive's position; or

                  1.3.4. The permanent non-voluntary relocation of Executive's work place for the Company to a location more than 35 miles from the Executive's current principal place of performance of services for the Company.

            1.4.  "Permanent Disability" means that:
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                  1.4.1.  Executive has been incapacitated by bodily injury or disease so as to be prevented thereby from engaging in the performance of Executive's duties;

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                  1.4.2.  Such total incapacity shall have continued for a
period of six consecutive months; and

                  1.4.3. Such incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of Executive's life.

            1.5.  "Termination Upon a Change of Control" means:
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                  1.5.1.  Any termination of the employment of Executive by the
Company without Cause during the period commencing thirty (30) days prior to the date of the Company's first public announcement that the Company has entered into a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company's stockholders and other conditions and contingencies) and ending on the date which is twelve (12) months immediately after the date of the Change of Control; or

                  1.5.2. Any resignation by Executive upon the occurrence of a Constructive Termination within the twelve (12) months immediately after the date of any Change of Control.

                  1.5.3. "Termination Upon Change of Control" shall not include any termination of Executive's employment (a) by the Company for Cause; (b) by the Company as a result of the Executive's Permanent Disability; (c) as a result of Executive's death; or (d) as a result of the voluntary termination of employment by Executive for a reason other than Constructive Termination.

     2.     Position and Duties. Executive shall continue to be an at-will
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employee of the Company employed in his/her current position at his/her then current salary rate. Executive shall also be entitled to continue to participate in and to receive benefits on the same basis as other executive or senior staff members under any of the Company's employee benefit plans as in effect from time to time. In addition, Executive shall be entitled to the benefits afforded to other employees similarly situated under the Company's vacation, holiday and business expense reimbursement policies. Executive agrees to devote his/her full business time, energy and skill to his/her duties at the Company. These duties shall include, but not be limited to, any duties consistent with Executive's position which may be assigned to Executive from time to time.

     3.     Option Vesting Upon Change of Control
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            3.1.  All stock options granted by the Company and restricted stock issued by the Company to Executive prior to the Change of Control, to the extent such stock options and restricted stock remain outstanding and unexercised at the time of such Change of Control, shall have their vesting accelerated as to one year's additional vesting effective upon the Change of Control.

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   4.       Termination Upon Change of Control.
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            4.1.  In the event of Executive's Termination Upon Change of
Control, Executive shall be entitled to the following severance benefits:

                  4.1.1. Executive shall be entitled to receive all salary, accrued vacation earned through the date of Executive's termination and Executive's annual incentive bonus for the year in which termination occurs, pro rated through the date of Executive's termination, all less applicable withholding;

                  4.1.2. Executive shall be entitled to receive an additional eighteen months' of Executive's base salary as in effect on the date of such termination, plus an additional amount equal to 100% of Executive's annual incentive bonus for the year in which the termination occurs, all less applicable withholding, paid in a lump sum within thirty (30) days of termination of employment;

                  4.1.3. Executive shall be entitled to receive reimbursement for all expenses that Executive reasonably and necessarily incurred by Executive in connection with the business of the Company prior to Executive's termination of employment, within ten (10) days of submission of proper expense reports by Executive;

                  4.1.4. Executive and/or Executive's dependents shall be entitled to elect continued group health plan coverage in accordance with the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). The Company will pay the full premium for continuation coverage for Executive and/or Executive's dependents for a period of 12 months following the date of Executive's Termination Upon Change of Control. Notwithstanding the above, Company shall cease providing continued group health plan coverage for Executive and/or Executive's dependents in the event that, at any juncture during the period of continuation coverage provided for herein, Executive and/or Executive's dependents become(s) covered under another employer's group health plan that (i) has no preexisting condition exclusions or (ii) has a preexisting condition exclusion that does not apply to Executive and/or Executive's dependents or is satisfied by the creditable coverage of Executive and/or Executive's dependents in accordance with HIPAA;

                  4.1.5. Executive payments received under this Section 4 shall be entitled to receive the benefits, if any, under the Company's 401(k) Plan, qualified deferred compensation plan, employee stock purchase plan and other Company benefit plans to which he may be entitled pursuant to the terms of such plans; and

                  4.1.6. Executive shall be entitled to receive outplacement services and Career Counseling at the Company's expense for a period of 12months after the date of the Termination Upon Change of Control.

     5.     280G. If, due to the benefits provided under this Agreement,
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Executive is subject to any excise tax due to characterization of any amounts payable hereunder as excess parachute

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payments pursuant to Section 4999 of the Internal Revenue Code, the Company
agrees to reimburse Executive for the amount of such excise tax; provided, however, that, no reimbursement shall be made for any excise tax payable with respect to the reimbursement made pursuant to this section 5. The excise tax reimbursement made pursuant to this section 5 shall be subject to all applicable withholding. The foregoing shall be conditioned upon Executive cooperating with the Company in such manner as may be reasonably requested (other than reducing amounts payable hereunder) so as to minimize the amount of such excise tax. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 5 shall be made in writing by independent public accountants agreed to by the Company and Executive (the "Accountants"), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 5, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this
Section 5. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 5.

     6.     Exclusive Remedy. Under any claim for breach of this Agreement or
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wrongful termination, the payments and benefits provided for in Sections 3, 4 and 5 shall constitute Executive's sole and exclusive remedy for any alleged injury or other damages arising out of the cessation of the employment relationship between Executive and the Company in the event of Executive's termination. Except as expressly set forth herein, Executive shall be entitled to no other compensation, benefits, or other payments from the Company as a result of any termination of employment with respect to which the payments and/or benefits described in Sections 3, 4 and 5 have been provided to Executive.

     7.     Proprietary and Confidential Information. Executive agrees to
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continue to abide by the terms and conditions of the Company's confidentiality and/or proprietary rights agreement between Executive and the Company.

     8.     Conflict of Interest. Executive agrees that for a period of one (1)
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year after termination of his/her employment with the Company, he/she will not, directly or indirectly, solicit the services of or in any other manner persuade employee or customers of the Company to discontinue that person's or entity's relationship with or to the Company as an employee or customer, as the case may be.

     9.     Arbitration.  Any claim, dispute or controversy arising out of this
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Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association in San Mateo County or Santa Clara County, California and/or Middlesex County in Massachusetts; provided, however, that this arbitration provision shall not preclude the Company from seeking injunctive relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's trade secrets or confidential and proprietary information.
Both parties hereby waive any right to a jury trial to resolve such

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claims, disputes, or controversies. All costs and expenses of arbitration or litigation, including but not limited to attorneys fees and other costs reasonably incurred by Executive, shall be paid by the Company. Judgment may be entered on the award of the arbitration in any court having jurisdiction.

     10.    Interpretation.  Executive and the Company agree that this Change in
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Control Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

     11.    Conflict in Benefits.  This Agreement shall supersede all prior
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arrangements, whether written or oral, and understandings regarding the subject matter of this Agreement and shall be the exclusive agreement for the determination of any payments and accelerated option vesting due upon Executive's termination of employment upon a Change of Control; provided, however, that this Agreement is not intended to and shall not affect, limit or terminate (i) any plans, programs, or arrangements of the Company that are regularly made available to a significant number of employees of the Company,
(ii) any agreement or arrangement with Executive that has been reduced to writing and which does not relate to the subject matter hereof, or (iii) any agreements or arrangements hereafter entered into by the parties in writing, except as otherwise expressly provided herein.

     12.    Release of Claims. No severance benefits shall be paid to Executive
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under this Agreement unless and until Executive shall, in consideration of the payment of such severance benefit, execute a release of claims in a form satisfactory to the Company; provided however that such release shall not apply to any right of Executive to be indemnified by the Company.

     13.    Successors and Assigns.
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            13.1. Successors of the Company. The Company will require any
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successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession transaction shall be a breach of this Agreement and shall entitle Executive to terminate his or her employment with the Company within three months thereafter and to receive the benefits provided under of this Agreement in the event of Termination Upon Change of Control. As used in this Agreement, "Company" shall mean the Company as defined above and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

            13.2. Heirs of Executive. This Agreement shall inure to the benefit
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of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.

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     14.    Notices.  For purposes of this Agreement, notices and all other
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communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:


     if to the Company:             Ascend Communications, Inc.
                                    One Ascend Plaza
                                    1701 Harbor Bay Parkway
                                    Alameda, CA 94502


                                    Attn:  General Counsel


and if to Executive at the address specified at the end of this Agreement. Notice may also be given at such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     15.    No Representations. Executive acknowledges that he/she is not
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relying and has not relied on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement.

     16.    Validity. If any one or more of the provisions (or any part thereof)
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of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

     17.    Modification.  This Agreement may only be modified or amended by a
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supplemental written agreement signed by Executive and the Company.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.


                                         "Company"

                                         ASCEND COMMUNICATIONS, INC.



Date:                                    By:
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                                         Title:
                                               --------------------

                                         "Executive"

                                         Print Name:
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Date:
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                                          Executive's Signature

Address for Notice:

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